MRC Global Announces Fourth Quarter and Full Year 2018

Earnings Release and Conference Call Schedule

HOUSTON, TX – January 4, 2019 – MRC Global Inc. (NYSE: MRC) will release fourth quarter and full year 2018 results on Thursday, February 14, 2019 after the market closes.  In conjunction with the release, the Company will host a conference call, which will be webcast, on Friday, February 15, 2019 at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:MRC Global Fourth Quarter and Full Year 2018 Earnings Conference Call

When:Friday, February 15, 2019 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:Via phone -- Dial 412-902-0003 and ask for the MRC Global call at least 10 minutes prior to the start time, or webcast -- at http://www.mrcglobal.com

A replay will be available through March 1, 2019 by dialing 201-612-7415 using pass code 13686236#. An archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global, is the largest global distributor, based on sales, of pipe, valves and fittings (PVF) and related products and services to the energy industry and supplies these products and services across each of the upstream, midstream and downstream sectors. More information about MRC Global can be found on our website mrcglobal.com.

Contact:

Monica Broughton Investor Relations
MRC Global Inc.
Monica.Broughton@mrcglobal.com
832-308-2847

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